UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2006

BELLSOUTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

1-8607	58-1533433
(Commission File Number)	(IRS Employer Identification No.)

Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia	30309-3610
(Address of Principal Executive Offices)	(Zip Code)

(404) 249-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In connection with the proposed merger between AT&T Inc. (“AT&T”) and BellSouth Corporation (“BellSouth”), AT&T filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth, with the Securities and Exchange Commission on March 31, 2006, as amended on May 10 and June 2, 2006.

On June 6, 2006, AT&T Inc. filed a Current Report on Form 8-K which reported the following:

“...[A]fter the filing of Amendment No. 2 to AT&T Inc.'s Registration Statement on Form S-4 (the "Registration Statement"), AT&T determined that the total amount of transactions between AT&T and BellSouth should have been $199 instead of $339. (The amount of the transactions between the two companies is subtracted from both the revenue line and the expense line when determining what would be the overall amount of revenues and expenses for the combined company.) This change in the amount of these inter-company transactions will increase the Total Operating Revenues line and will increase the Cost of Sales line in the unaudited pro forma condensed combined statement of income for the quarter ended March 31, 2006. The inter-company revenue and expense adjustments are shown on page 100 (and the corresponding footnote (d1) on page 107) of the joint proxy statement/prospectus included as part of the Registration Statement.

As a result of this determination:

•	The amount of $28,909 included on the Total Operating Revenue line on pages 12 and 100 of the joint proxy statement/prospectus should be $29,049 instead of $28,909, and

•	The amount of $11,752 included on the Cost of Sales line on page 100 of the joint proxy statement/prospectus should be $11,892 instead of $11,752.

•	Calculations of Operating Income, Net Income and per share amounts were unchanged. ”

BellSouth does not believe that these changes are material.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in BellSouth’s filings with the Securities and Exchange Commission. BellSouth disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION

By: /s/ Raymond E. Winborne, Jr.
Raymond E. Winborne, Jr.
Controller
June 7, 2006

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